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                                                                   EXHIBIT 10-K


     The Company has two different forms of termination agreements, forms of which were filed as Exhibit 10L to the Company's Annual Report on Form 10-K for the year ended December 31, 1990.

     As of September 30, 1994, the following Executive Officers had entered into the first form of such termination agreement with the Company:

          Thomas G. Labrecque

          Arthur F. Ryan*

          Richard J. Boyle

          Michael P. Esposito, Jr.

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*   Resigned October 22, 1994.


     As of September 30, 1994, the following Executive Officers had entered into the second form of such termination agreement with the Company:

          Deborah L. Duncan

          A. Wright Elliott

          John J. Farrell

          E. Michel Kruse

          Arjun K. Mathrani

          John V. Scicutella

          L. Edward Shaw, Jr.





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